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                                                                    Exhibit 23.5

              [NETHERLAND, SEWELL AND ASSOCIATES, INC. LETTERHEAD]

               CONSENT OF NETHERLAND, SEWELL AND ASSOCIATES, INC.

     As independent oil and gas consultants, Netherland, Sewell And Associates, Inc. hereby consents to the incorporation by reference in the Chesapeake Energy Corporation Registration Statement on Form S-4 to be filed on or about June 10, 2003, of information from our reserve report with respect to the oil and gas reserves of Chesapeake Energy Corporation dated March 8, 2003 and entitled "Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in Oklahoma and Texas as of December 31, 2002, Based on Constant Prices and Costs in accordance with Securities And Exchange Commission Guidelines." We also consent to the reference to us under the heading "Experts" in such Registration Statement.



NETHERLAND, SEWELL AND ASSOCIATES, INC.

/s/ Frederick D. Sewell
----------------------------------------
    Frederick D. Sewell
    Chairman and Chief Executive Officer


Dallas, Texas
June 10, 2003